EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
February 6, 2017,
among
BROADRIDGE FINANCIAL SOLUTIONS, INC.,
The LENDERS Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________
BANK OF AMERICA, N.A., BNP PARIBAS, TD BANK, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., WELLS FARGO BANK, N.A. AND U.S. BANK NATIONAL ASSOCIATION
as Syndication Agents

and
Barclays Bank PLC
as Documentation Agent
________________________________________
JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BNP PARIBAS SECURITIES CORP., TD SECURITIES (USA) LLC, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., WELLS FARGO SECURITIES, LLC and U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES:
Schedule 1.01 -- Existing Letters of Credit
Schedule 2.01 -- Commitments
Schedule 6.01 -- Existing Liens
Schedule 6.02 -- Existing Indebtedness
Schedule 6.05 -- Restrictive Agreements
Schedule 6.06 -- Transactions with Affiliates

EXHIBITS:
Exhibit A-1 -- Form of Competitive Bid Request
Exhibit A-2 -- Form of Notice of Competitive Bid Request
Exhibit A-3 -- Form of Competitive Bid
Exhibit A-4 -- Form of Competitive Bid Accept/Reject Letter
Exhibit B -- Form of Assignment and Assumption
Exhibit C -- Form of Issuing Bank Agreement
Exhibit D -- Form of Note
Exhibit E -- Form of Tax Certificates

AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 6, 2017, among BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Borrower has requested that the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) amend and restate the Existing Credit Agreement to continue and modify the credit facilities provided for therein such that the Borrower may obtain Revolving Loans, Competitive Loans, Swingline Loans and Letters of Credit in US Dollars and, in the case of Multicurrency Tranche Revolving Loans and Competitive Loans, in Alternative Currencies, in an aggregate principal amount at any time outstanding that will not result in Aggregate Revolving Exposure exceeding US$1,000,000,000. The proceeds of borrowings hereunder are to be used for general corporate purposes of the Borrower and its Subsidiaries, including the payment of intercompany loans between the Borrower and its Subsidiaries. Letters of Credit will be used for general corporate purposes of the Borrower and the Subsidiaries.
The Lenders are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accession Agreement” has the meaning set forth in Section 2.10(a).
“Adjusted LIBO Rate” means, with respect to any LIBO Rate Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the LIBO Rate for such Interest Period multiplied, in the case of a LIBO Rate Borrowing denominated in US Dollars, by the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that two or more Persons shall not be deemed Affiliates solely because an individual is a director of each such Person.
“Aggregate US Dollar Tranche Revolving Exposure” means the sum of the US Dollar Tranche Revolving Exposures of all the Lenders; provided, that for purposes of this definition, the US Dollar Tranche Revolving Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans.
“Aggregate Revolving Exposure” means the sum of the Aggregate US Dollar Tranche Revolving Exposure and the aggregate Multicurrency Tranche Revolving Exposures of all the Lenders.
“Agreement” means this Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning set forth in Section 9.14(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) JPMorgan’s Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently Reuters Screen Page LIBOR01) displaying interest rates for US Dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means Canadian Dollars, Euro, Sterling and Yen.
“Annual Financial Statement” has the meaning set forth in Section 3.04(a).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning set forth in Section 9.14(b).
“Applicable Percentage” means, with respect to any US Dollar Tranche Revolving Lender or Multicurrency Tranche Revolving Lender, the percentage of the total US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable, represented by such Lender’s US Dollar Tranche Revolving Commitment or Multicurrency Tranche Revolving Commitment. If the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any LIBO Rate Revolving Loan, CDOR Rate Revolving Loan or ABR Loan, or with respect to the facility fees or Letter of Credit participation fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, “LIBOR/ CDOR Spread and Letter of Credit Participation Fee” or “ABR Spread”, as applicable, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Facility Fee Rate	LIBOR / CDOR Spread and Letter of Credit Participation Fee	ABR Spread
Category 1 ≥ A2 or A	0.070%	0.805%	0.000%
Category 2 A3 or A-	0.100%	0.900%	0.000%
Category 3 Baa1 or BBB+	0.125%	1.000%	0.000%
Category 4 Baa2 or BBB	0.150%	1.100%	0.100%
Category 5 ≤ Baa3 or BBB-, or unrated	0.200%	1.300%	0.300%

For purposes of the foregoing, (a) if the ratings assigned by Moody’s and S&P shall fall within different categories, the applicable category shall be the category in which the higher of the Ratings shall fall unless the Ratings differ by two or more categories, in which case the applicable category shall be the category one level below that corresponding to the higher Rating, (b) if any Rating Agency shall not have a Rating in effect (other than by reason of the circumstances referred to in the last sentence of this definition), such Rating Agency shall be deemed to have a Rating in Category 5, and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., TD Securities (USA) LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Broadridge Financial Solutions, Inc., a Delaware corporation.
“Borrowing” means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of LIBO Rate Loans or CDOR Rate Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type and currency made on the same date and as to which a single Interest Period is in effect or (c) Swingline Loans made on the same date.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency that has a US Dollar Equivalent of US$5,000,000 or more.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.
“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03 or a Swingline Loan in accordance with Section 2.05.
“Broker Dealer Subsidiary” means any Subsidiary registered or regulated as a broker or dealer with or by the SEC, FINRA or any other applicable Governmental Authority, whether domestic or foreign.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBO Rate Loan denominated in any currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in such currency in the London interbank market, (b) when used in connection with a Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Toronto, (c) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro and (d) when used in connection with a Loan denominated in Yen, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Yen in Tokyo.
“Calculation Date” means (a) the Effective Date, (b) the date on which any LIBO Rate Loan is made, (c) the date of issuance, extension or renewal of any Letter of Credit, (d) the date of conversion to or of or continuation of any LIBO Rate Loan or (e) the last Business Day of each calendar quarter thereafter.
“Canadian Dollars” or “C$” means the lawful currency of Canada.
“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CDOR Rate” means, with respect to any CDOR Rate Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the Effective Date, (ii) nominated by the board of directors of the Borrower or (iii) appointed or approved prior to their election by a majority of the directors referred to in the preceding clauses (i) and (ii).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning set forth in Section 9.13.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans, Competitive Loans or Swingline Loans, (b) any Revolving Commitment, refers to whether such Revolving Commitment is a US Dollar Tranche Revolving Commitment, a Multicurrency Tranche Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Revolving Commitment of a particular Class.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateralized Letter of Credit” means a Letter of Credit that has been irrevocably cash collateralized by the Borrower pursuant to arrangements reasonably satisfactory to the Issuing Bank that issued such Letter of Credit.
“Commitment Increase” has the meaning set forth in Section 2.10(a).
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform. For the avoidance of doubt, Communications shall not constitute notices to the Borrower under Section 9.01.
“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.
“Competitive Bid Accept/Reject Letter” means an acceptance or rejection of a Competitive Bid in accordance with Section 2.04 in the form of Exhibit A-4.
“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.
“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.
“Competitive Borrowing” means a Borrowing of Competitive Loans.
“Competitive Loan” means a Loan made pursuant to Section 2.04.
“Competitive Loan Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Competitive Loans.
“Consenting Lender” has the meaning set forth in Section 2.10(d)
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (other than amounts of the type reflected as “amortization of other assets” on the Borrower’s financial statements), (iv) all non-recurring or extraordinary non-cash charges for such period, (v) all non-cash charges associated with employee compensation for such period and (vi) all losses associated with asset sales outside the ordinary course of business during such period, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) all extraordinary gains for such period and (ii) all gains associated with asset sales outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of financing costs paid in a previous period and (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (but excluding therefrom any portion thereof attributable to any noncontrolling interest in any Subsidiary); provided that there shall be excluded (a) the income of any Person (other than the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary.
“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Borrower and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by the Borrower in accordance with GAAP contained in an annual report on Form 10−K or a quarterly report on Form 10−Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Borrower) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender.
“Declining Lender” has the meaning set forth in Section 2.10(d).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Revolving Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Revolving Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, an Issuing Bank or a Swingline Lender made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent, such Issuing Bank or such Swingline Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.
“Documentation Agent” means Barclays Bank PLC in its capacity as documentation agent with respect to the credit facilities established hereunder.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 4.01 shall be satisfied or waived in accordance with Section 9.02, which date is February 6, 2017.
“Effectiveness Anniversary” has the meaning set forth in Section 2.10(d).
“Electronic Signature” means an electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural Person, any Defaulting Lender, the Borrower or any Affiliate of the Borrower.
“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, a failure to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
“Events of Default” has the meaning set forth in Article VII.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Exchange Rate” means, on any date, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such date as shown on the Reuters WRLD Page for such currency. In the event that such rate does not appear on the applicable Reuters WRLD Page, (a) the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or (b) in the absence of such an agreement, the Exchange Rate shall be the arithmetic average of the spot rates of exchange available to the Administrative Agent on such date in the market where its, or its Affiliates’, foreign currency exchange operations in respect of such currency are then being conducted for the purchase of US Dollars for delivery two Business Days later, at a time the Administrative Agent shall elect after determining that such spot rates shall be the basis for determining the Exchange Rate, provided that if at the time of such determination, no such spot rates are being quoted for any reason, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender (which term shall include any Issuing Bank for purposes of this definition) or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net or overall gross income (or franchise, net worth and similar Taxes imposed in lieu thereof) by (i) the United States of America (including US Federal backup withholding tax (as defined in Section 3406 of the Code)) or (ii) any other jurisdiction (X) as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction or (Y) as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profit Taxes imposed by the United States of America or any similar Tax imposed by any other applicable jurisdiction referred to in the preceding clause (a), (c) in the case of a Lender, any withholding Tax that is imposed by the United States of America on payments by the Borrower to such Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.20(b)) or designates a new lending office or, with respect to any interest in any Revolving Commitment acquired after such Lender becomes a party hereto (or any Loan made pursuant to such Revolving Commitment), on the date on which such interest in such Revolving Commitment was acquired by such Lender, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.18(a), (d) any withholding Taxes attributable to a Lender’s failure to comply with Section 2.18(f) and (e) any withholding Taxes pursuant to FATCA.
“Existing Credit Agreement” means the Amended and Restated Five-Year Credit Agreement dated as of August 14, 2014, among the Borrower, the lenders from time to time party thereto, JPMorgan, as administrative agent and J.P. Morgan Europe Limited, as London agent.
“Existing Letter of Credit” means each letter of credit previously issued under the Existing Credit Agreement and listed on Schedule 1.01.
“Existing Revolving Maturity Date” has the meaning set forth in Section 2.10(d).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and, in each case, any current or future regulation or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement (and related legislation or official rules or practices) to the extent implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the New York Federal Reserve Bank based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Federal Reserve Bank shall set forth on its public website from time to time) and published on the next succeeding business day as the federal funds effective rate; provided that such rate shall in no event be less than zero.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or any assistant treasurer (or the functional equivalent) of such Person.
“FINRA” means the Financial Industry Regulatory Authority.
“Fixed Rate” means, with respect to any Competitive Loan bearing interest at a fixed rate, the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.
“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.
“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.
“Governmental Authority” means (a) the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and (b) with regard to any Broker Dealer Subsidiary, any self regulatory organization or body with supervisory, regulatory or other authority over such Broker Dealer Subsidiary.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Increase Effective Date” has the meaning set forth in Section 2.10(b).
“Increasing Lender” has the meaning set forth in Section 2.10(a).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) Other Taxes.
“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning set forth in Section 9.12(a).
“Information Memorandum” means the Confidential Information Memorandum dated January 12, 2017 relating to the Borrower and the Transactions.
“Initial Loans” has the meaning set forth in Section 2.10(b).
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any LIBO Rate Loan or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing or CDOR Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means (a) with respect to any LIBO Rate Borrowing (other than any LIBO Rate Competitive Borrowing), the period commencing on the date of such Borrowing and ending on the date one week thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed upon by all of the Lenders participating in such Borrowing, any other period thereafter), as the Borrower may elect, (b) with respect to any CDOR Rate Borrowing (other than any CDOR Rate Competitive Borrowing), the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed upon by all of the Lenders participating in such Borrowing, any other period thereafter), as the Borrower may elect, (c) with respect to any LIBO Rate or CDOR Rate Competitive Borrowing, the period commencing on the date such Borrowing is made and ending on the numerically corresponding day in the calendar month that is one to twelve months thereafter, as the Borrower may elect, and (d) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 365 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBO Rate Borrowing or a CDOR Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBO Rate Borrowing or CDOR Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any LIBO Rate Borrowing or CDOR Rate Borrowing for any Interest Period, a rate per annum (rounded to the same number of decimal places as the relevant Screen Rate) which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest period for which a Screen Rate is available that exceeds such Interest Period, in each case as of the Specified Time on the Quotation Day for such Interest Period.
“Issuing Bank” means JPMorgan, Bank of America, N.A., BNP Paribas, TD Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank N.A., U.S. Bank National Association and any other US Dollar Tranche Revolving Lender that is designated by the Borrower and agrees to act in such capacity pursuant to Section 2.06(i) or 2.06(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.06(i)). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Agreement” means an agreement in substantially the form of Exhibit C.
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“Judgment Currency” has the meaning set forth in Section 9.14(b).
“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.06, expressed as an amount representing the maximum LC Exposure attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.01 or in the Issuing Bank Agreement pursuant to which it became an Issuing Bank hereunder. The aggregate amount of the LC Commitments on the date hereof is US$50,000,000.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Expiration Date” has the meaning set forth in Section 2.06(c).
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any US Dollar Tranche Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement.
“Leverage Ratio” means, as of the last day of any period of four consecutive quarters, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date.
“LIBO Rate” means, with respect to any LIBO Rate Borrowing denominated in any currency for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating lease) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, each Accession Agreement and, except for purposes of Section 9.02(b), each joinder agreement referred to in Section 2.05(d), each Issuing Bank Agreement and each promissory note delivered pursuant to this Agreement.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, and (b) with respect to a Loan or Borrowing denominated in any other currency, the local time in the place of settlement for such currency, as may be reasonably determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment, and as notified to the relevant parties hereto.
“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate or CDOR Rate, as applicable, the rate of interest, if any, to be added to or subtracted from the LIBO Rate or CDOR Rate, as applicable, to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Borrower and the Subsidiaries in an aggregate principal amount exceeding US$75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Permitted Acquisition” means any acquisition by the Borrower or any Subsidiary of Equity Interests of an entity that becomes a Subsidiary, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) such acquisition is financed in whole or in part with Indebtedness of the Borrower or a Subsidiary in an aggregate principal amount of US$150,000,000 or more and (b) on a pro forma basis, giving effect to such acquisition and all incurrences and repayments of Indebtedness in connection therewith, the Leverage Ratio as of the Borrower’s most recent fiscal quarter end would increase.
“Material Subsidiary” means (a) any Subsidiary that directly or indirectly owns any Equity Interest in or Controls any Material Subsidiary, (b) any Material Broker Dealer Subsidiary (as defined below) and (c) any other Subsidiary (i) the revenues of which for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01 were greater than 5.0% of the Borrower’s total consolidated revenues for such period or (ii) the assets of which as of the end of such period were greater than 5.0% of the Borrower’s total consolidated assets as of such date; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Material Subsidiaries for or as of the end of any period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 exceeds 10% of the Borrower’s consolidated total revenues for such period or 10% of the Borrower’s consolidated total assets as of the end of such period, then one or more of such Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their total revenues or total assets, as the case may be, until such excess shall have been eliminated. For the purposes of this definition, (A) “Material Broker Dealer Subsidiary” means any Broker Dealer Subsidiary (1) the revenues of which for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01 were greater than 1.0% of the Borrower’s total consolidated revenues for such period or (2) the assets of which as of the end of such period were greater than 1.0% of the Borrower’s total consolidated assets as of such date, and (B) revenues and assets of any Subsidiary of the Borrower which are recorded in a foreign currency in the Borrower’s financial statements shall be converted into US Dollars using the exchange rates used in preparation of the Borrower’s most recent financial statements delivered pursuant to Section 5.01 or, if no applicable exchange rate was used in such audited financial statements, at a rate determined in accordance with GAAP.
“Maximum Rate” has the meaning set forth in Section 9.13.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multicurrency Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Tranche Revolving Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Multicurrency Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.10 or (c) increased or reduced pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Tranche Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Tranche Revolving Commitment, as applicable. The initial aggregate amount of the Multicurrency Tranche Revolving Commitments is US$100,000,000.
“Multicurrency Tranche Revolving Exposure” means, with respect to any Lender at any time, the sum at such time of the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Multicurrency Tranche Revolving Loans.
“Multicurrency Tranche Revolving Lender” means a Lender with a Multicurrency Tranche Revolving Commitment or, if the Multicurrency Tranche Revolving Commitments have terminated or expired, a Lender with Multicurrency Tranche Revolving Exposure.
“Multicurrency Tranche Revolving Loan” means a Loan made pursuant to Section 2.01(c).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 9.02, and that has been consented to by the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders as a result of clause (ii) of the second proviso in Section 9.02(b), a majority in interest of the Lenders of the affected Class).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Notice of Competitive Bid Request” means a notice of a request by the Borrower for Competitive Bids in accordance with Section 2.04 in the form of Exhibit A-2.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not published for any day that is a business day, the NYFRB Rate shall be the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided that the NYFRB Rate shall in no event be less than zero.
“Other Connection Taxes” means, with respect to any Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such Lender or Issuing Bank and the jurisdiction imposing such Taxes (other than a connection arising from such Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.20(b)).
“Overnight Bank Funding Rate” means, for any day, the rate (but in no event less than zero) comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the New York Federal Reserve Bank as set forth on its public website from time to time) and published on the next succeeding business day as an Overnight Bank Funding Rate.
“Participant” has the meaning set forth in Section 9.04(g).
“Participant Register” has the meaning set forth in Section 9.04(g).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Encumbrances” means:
(a)     Liens imposed by law for Taxes, assessments or other governmental charges or levies (other than any lien arising under ERISA or other laws to secure retirement or other benefits) that are not yet due or are being contested in compliance with Section 5.04;
(b)     landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;
(c)     pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)     deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)     judgment liens; and
(f)     easements, zoning restrictions, rights-of-way, minor defects or other irregularities in title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure obligations that are substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.
“Platform” has the meaning set forth in Section 9.01(d).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan, as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Quotation Day” means (a) with respect to any currency (other than Sterling or Canadian Dollars) for any Interest Period, the day two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling or Canadian Dollars for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Loans priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).
“Rating Agencies” means Moody’s and S&P.
“Ratings” means the ratings from time to time established by the Rating Agencies for the Index Debt.
“Register” has the meaning set forth in Section 9.04(e).
“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Interbank Market” means (a) with respect to any currency (other than Canadian Dollars), the London interbank market, and (b) with respect to Canadian Dollars, the Toronto interbank market.
“Removal Effective Date” has the meaning set forth in Article VIII.
“Required Lenders” means, at any time, Lenders having Revolving Exposures and an aggregate principal amount of unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposures of all Lenders and the aggregate principal amount of all unused Revolving Commitments of all Lenders at such time; provided, that for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Exposures in determining the Required Lenders. For the avoidance of doubt, solely for purposes of this definition, Revolving Exposure of any Swingline Lender shall be deemed to exclude any amount of its US Dollar Tranche Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, and the unused US Dollar Tranche Commitment of any such Lender shall be determined without regard to any such excess amount.
“Reset Date” has the meaning set forth in Section 1.05.
“Responsible Officer” means any of the chief executive officer, chief operating officer, chief financial officer, general counsel or the treasurer or controller (or any equivalent of the foregoing officers) of the Borrower.
“Revolving Borrowing” means a US Dollar Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing.
“Revolving Commitment” means a US Dollar Tranche Revolving Commitment or a Multicurrency Tranche Revolving Commitment.
“Revolving Exposure” means a US Dollar Tranche Revolving Exposure or a Multicurrency Tranche Revolving Exposure or any combination thereof, as the context requires.
“Revolving Lender” means a US Dollar Tranche Revolving Lender or a Multicurrency Tranche Revolving Lender.
“Revolving Loan” means a US Dollar Tranche Revolving Loan or a Multicurrency Tranche Revolving Loan.
“Revolving Maturity Date” means February 6, 2022, or any later date to which the Revolving Maturity Date may be extended pursuant to Section 2.10(d).
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person that is the subject of Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country with which or whom dealings are prohibited for any party hereto or (c) any Person 50% or more owned by any such Person or Persons with which or whom dealings are prohibited for any party hereto.
“Sanctions” means applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), and (b) in respect of the CDOR Rate, the average rate for Canadian Dollar bankers acceptances with a tenor equal to the relevant Interest Period appearing on the Reuters Screen CDOR01 Page (or, in the event such rate does not appear on such Reuters page or screen, on any successor, substitute or other page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion). If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for periods both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the Screen Rate, determined as provided above, would otherwise be less than zero, then the Screen Rate shall be deemed to be zero for all purposes.
“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the CDOR Rate, 11:00 a.m., Toronto time.
“SEC” means the Securities and Exchange Commission.
“SIPC” means the Securities Investor Protection Corporation.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subsequent Borrowings” has the meaning set forth in Section 2.10(b).
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Swingline Borrowing” means a Borrowing of Swingline Loans.
“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.05, expressed as an amount representing the maximum aggregate principal amount of such Swingline Lender’s outstanding Swingline Loans hereunder. The initial amount of each Swingline Lender’s Swingline Commitment is set forth on Schedule 2.01 or in the joinder agreement pursuant to which it became a Swingline Lender hereunder. The aggregate amount of the Swingline Commitments on the date hereof is US$150,000,000.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any US Dollar Tranche Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.
“Swingline Lenders” means JPMorgan, Bank of America, N.A., BNP Paribas, TD Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank N.A. and U.S. Bank National Association or affiliates thereof and any other US Dollar Tranche Revolving Lender designated as a Swingline Lender pursuant to Section 2.05(d), in each case in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made by a Swingline Lender under its Swingline Commitment pursuant to Section 2.05.
“Syndication Agents” means Bank of America, N.A., BNP Paribas, TD Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, N.A. and U.S. Bank National Association, in their capacities as syndication agents with respect to the credit facilities established hereunder.
“TARGET” means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Indebtedness” means, at any date, the sum of the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.
“Transactions” means (a) the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans and the issuance of Letters of Credit hereunder and (b) the payment of the fees and expenses related to each of the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate, the CDOR Rate or a Fixed Rate.
“Unreimbursed Amount” has the meaning set forth in Section 2.06(e).
“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.
“US Dollar Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Dollar Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Dollar Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.10 or (c) increased or reduced pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s US Dollar Tranche Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Dollar Tranche Revolving Commitment, as applicable. The initial aggregate amount of the US Dollar Tranche Revolving Commitments is US$900,000,000.
“US Dollar Tranche Revolving Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the principal amounts of such Lender’s outstanding US Dollar Tranche Revolving Loans, (b) the aggregate amount of such Lender’s LC Exposure and (c) the aggregate amount of such Lender’s Swingline Exposure.
“US Dollar Tranche Revolving Lender” means a Lender with a US Dollar Tranche Revolving Commitment or, if the US Dollar Tranche Revolving Commitments have terminated or expired, a Lender with US Dollar Tranche Revolving Exposure.
“US Dollar Tranche Revolving Loan” means a Loan made pursuant to Section 2.01(b).
“US Dollars” or “US$” means the lawful currency of the United States of America.
“US Tax Certificate” has the meaning set forth in Section 2.18(f)(ii)(D).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” or “¥” means the lawful currency of Japan.

SECTION 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Dollar Tranche Revolving Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate US Dollar Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate US Dollar Tranche Revolving Borrowing”). Revolving Loans may be referred to by reference to both Classes of Revolving Loans together (a “Revolving Loan”) or by both Classes of Revolving Loans together and by Type (e.g., a “LIBO Rate Revolving Loan”). Revolving Borrowings may also be referred to by reference to both Classes of Revolving Borrowings together (a “Revolving Borrowing”) or by both Classes of Revolving Borrowings together and by Type (e.g., a “LIBO Rate Revolving Borrowing”).
SSECTION 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) references herein to “the date of this Agreement” or “the date hereof” or similar references shall be construed as references to February 6, 2017.
SECTION 1.04.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with

GAAP, as in effect from time to time; provided that (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith and, following the delivery of any such notice, the Borrower, the Administrative Agent and the Lenders will negotiate in good faith to amend this Agreement to eliminate the effect of any such change, and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change to GAAP occurring after December 31, 2015, if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect prior to December 31, 2015.
SECTION 1.05.     Currency Translation. Not later than 11:00 a.m., London time, on each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date with respect to each Alternative Currency and (b) give notice thereof to the Revolving Lenders and the Borrower. The Exchange Rates so determined shall become effective (i) in the case of the initial Calculation Date, on the Effective Date and (ii) in the case of each subsequent Calculation Date, on the first Business Day immediately following such Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Article VI and the definitions employed therein, Section 9.14 or any other provision expressly requiring the use of a current exchange rate) be the Exchange Rates employed in converting any amounts between US Dollars and Alternative Currencies. For purposes of Article VI and the definitions employed therein, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Borrower’s most recent annual and quarterly financial statements.

ARTICLE II
The Credits

SECTION 2.01.     Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make US Dollar Tranche Revolving Loans to the Borrower, denominated in US Dollars, from time to time during the Availability Period in amounts that will not at any time result in (i) such Lender’s US Dollar Tranche Revolving Exposure exceeding its US Dollar Tranche Revolving Commitment, (ii) the Aggregate US Dollar Tranche Revolving Exposure exceeding the aggregate US Dollar Tranche Revolving Commitments or (iii) the Aggregate Revolving Exposure plus the aggregate Competitive Loan Exposures exceeding the aggregate Revolving Commitments and (b) to make Multicurrency Tranche Revolving Loans to the Borrower, denominated in US Dollars or Alternative Currencies, from time to time during the Availability Period in amounts that will not at any time result in (i) such Lender’s Multicurrency Tranche Revolving Exposure exceeding its Multicurrency Tranche Revolving Commitment, (ii) the aggregate Multicurrency Tranche Revolving Exposures exceeding the aggregate Multicurrency Tranche Revolving Commitments or (iii) the Aggregate Revolving Exposure plus the aggregate Competitive Loan Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.     Loans and Borrowings. (a) Each Loan (other than a Competitive Loan or Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)     Subject to Section 2.15, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith, (ii) each Revolving Borrowing denominated in an Alternative Currency (except for Revolving Borrowings denominated in Canadian Dollars) shall be comprised entirely of LIBO Rate Loans, (iii) each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Rate Loans, (iv) each Competitive Borrowing shall be comprised entirely of LIBO Rate Loans, CDOR Rate Loans or Fixed Rate Loans as the Borrower may request in accordance herewith and (v) each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)     At the commencement of each Interest Period for any LIBO Rate Revolving Borrowing or CDOR Rate Revolving Borrowing, and at the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (a) a LIBO Rate Revolving Borrowing or CDOR Rate Revolving Borrowing that results from a continuation of an outstanding Revolving Borrowing may be in an aggregate amount that is equal to such outstanding Revolving Borrowing and (b) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable, or, with respect to US Dollar Tranche Revolving Borrowings only, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 LIBO Rate and CDOR Rate Borrowings outstanding.
(d)     Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, to convert any Borrowing to, or to continue any Borrowing as, a LIBO Rate Borrowing or CDOR Rate Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.
SECTION 2.03.     Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a LIBO Rate Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be made by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower (or, in the case of any Borrowing denominated in US Dollars, by telephone notification, confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the currency (which shall be US Dollars or an Alternative Currency) and the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be a US Dollar Tranche Revolving Borrowing, Multicurrency Tranche Revolving Borrowing;
(iv) in the case of a requested Borrowing denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(v) in the case of a LIBO Rate Borrowing or a CDOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi) the location and number of the Borrower’s account to which funds are to be disbursed, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that made such LC Disbursement.
If no currency is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, (B) in the case of a Borrowing denominated in Canadian Dollars, a CDOR Rate Borrowing and (C) in the case of a Borrowing denominated in any other currency, a LIBO Rate Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing or CDOR Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.     Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in US Dollars or Alternative Currencies in an aggregate principal amount that will not result in (i) the Aggregate Revolving Exposure plus the aggregate Competitive Loan Exposures exceeding the aggregate Revolving Commitments or (ii) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.10(d), the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date, the Competitive Loan Exposure attributable to Competitive Loans maturing after such Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date exceeding the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans and such Swingline Loans.
(b)     In order to request Competitive Bids, the Borrower shall hand deliver or fax to the Administrative Agent a duly completed and executed Competitive Bid Request in the form of Exhibit A-1, to be received by the Administrative Agent (i) in the case of a LIBO Rate Competitive Loan, not later than 10:00 a.m., New York City time, (A) four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (B) five Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency; (ii) in the case of a CDOR Rate Competitive Loan, not later than 10:00 a.m., London time, four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in Canadian Dollars and (iii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, (A)

one Business Day before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (B) three Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by fax. Each Competitive Bid Request shall refer to this Agreement and shall specify (i) whether the Borrowing then being requested is to be a LIBO Rate Borrowing, a CDOR Rate Borrowing or a Fixed Rate Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the currency of the requested Borrowing (which shall be US Dollars or an Alternative Currency), (iv) the aggregate principal amount of the requested Borrowing (which shall be an integral multiple of US$1,000,000 or 1,000,000 units of the applicable Alternative Currency with a US Dollar Equivalent on the date of the applicable Competitive Bid Request of at least US$25,000,000), (v) the Interest Period with respect thereto (which may not end after the Revolving Maturity Date), (vi) in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration, the Interest Payment Dates applicable thereto and (vii) the location and number of the Borrower’s account to which funds are to be disbursed. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall deliver to the Revolving Lenders a Notice of Competitive Bid Request inviting the Revolving Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.
(c)     Each Revolving Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to the Borrower’s Competitive Bid Request. Each Competitive Bid by a Revolving Lender must be in the form of Exhibit A-3 and must be received by the Administrative Agent by fax (i) in the case of a LIBO Rate or CDOR Rate Competitive Loan, not later than 9:30 a.m., New York City time, (A) three Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (B) four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, (A) on the day of a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (B) two Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency. A Revolving Lender may submit multiple bids to the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Revolving Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and shall specify (I) the principal amount (which shall be an integral multiple of US$1,000,000 or 1,000,000 units of the applicable Alternative Currency the US Dollar Equivalent of which is equal to or greater than $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Revolving Lender is willing to make, (II) the Competitive Bid Rate or Rates at which the Revolving Lender is prepared to make such Competitive Loan or Loans and (III) the Interest Period applicable to each such Loan and the last day thereof. A Competitive Bid submitted by a Revolving Lender shall be irrevocable.

(d)     The Administrative Agent shall as promptly as practicable notify the Borrower in writing of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Revolving Lender that made such Competitive Bid.
(e)     The Borrower may in its discretion, subject only to the provisions of this paragraph, accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed promptly by hand delivery or fax of a duly completed and executed Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the Competitive Bids notified to it not more than one hour after it shall have been so notified; provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of any such Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the applicable Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid; provided further that in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to this clause, the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.
(f)     The Administrative Agent shall promptly notify each bidding Revolving Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.
(g)     If the Person serving as the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Lender, it shall submit such Competitive Bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Revolving Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.
SECTION 2.05.     Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans of such Swingline Lender exceeding its Swingline Commitment, (ii) such Swingline Lender’s US Dollar Tranche Revolving Exposure exceeding its US Dollar Tranche Revolving Commitment, (iii) the Aggregate US Dollar Tranche Revolving Exposure exceeding the aggregate US Dollar Tranche Revolving Commitments, (iv) the sum of the Aggregate Revolving Exposure plus the total Competitive Loan Exposures exceeding the total Revolving Commitments or (v) in the event the Revolving Maturity Date shall have been extended as provided in Section

2.10(d), (A) the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date exceeding the total US Dollar Tranche Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans or (B) the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date, the Competitive Loan Exposure attributable to Competitive Loans maturing after such Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date exceeding the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans and such Swingline Loans; provided that (1) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (2) each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their Swingline Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the Swingline Commitments of the Swingline Lenders are several and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.
(b)     To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 3:00 p.m., New York City time, on the day of the proposed Swingline Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request (which confirmation, for the avoidance of doubt, may be received by the Administrative Agent after the deadline for notice under this Section 2.05(b)). Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Borrowing and the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any Swingline Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Swingline Lender of the details thereof and of the amount of such Swingline Lender’s Swingline Loan to be made as part of the requested Swingline Borrowing. Each Swingline Lender shall make its ratable portion of the requested Swingline Borrowing available to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 5:00 p.m., New York City time, on the requested date of such Swingline Borrowing.
(c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the US Dollar Tranche Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans of such Swingline Lender in which the US Dollar Tranche Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Dollar Tranche Revolving Lender, specifying in such notice such US Dollar Tranche Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each US Dollar Tranche Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of such Swingline Lender, such US Dollar Tranche Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each US Dollar Tranche Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the US Dollar Tranche Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Dollar Tranche Revolving Lender further acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the majority in interest of the US Dollar Tranche Revolving Lenders shall have notified such Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event any Swingline Lender shall have received any such notice, no Swingline Lender shall have any obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each US Dollar Tranche Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such US Dollar Tranche Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the US Dollar Tranche Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to each applicable Swingline Lender the amounts so received by it from the US Dollar Tranche Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender that made such Swingline Loan. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; and any such amounts received by the Administrative Agent shall be promptly remitted to the US Dollar Tranche Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in its payment thereof.
(d)     The Borrower may, at any time and from time to time, designate one or more additional US Dollar Tranche Revolving Lenders to act as a Swingline Lender under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such US Dollar Tranche Revolving Lender. Any US Dollar Tranche Revolving Lender designated as a swingline lender pursuant to this paragraph shall, upon entering into a joinder agreement with the Borrower in form reasonably satisfactory to the Administrative Agent (and which, in any event, shall specify its Swingline Commitment), be deemed to be a “Swingline Lender” (in addition to being a US Dollar Tranche Revolving Lender) hereunder.
SECTION 2.06.     Letters of Credit. (a)  General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in US Dollars for its own account (or, so long as the Borrower is a joint and several co-applicant with respect thereto, for the account of any of the Subsidiaries), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), to be a Letter of Credit issued hereunder for the account of the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due hereunder to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of any Subsidiary that shall be an account party in respect of any such Letter of Credit).
(b)     Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit, other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$50,000,000, and the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (ii) no Lender’s US Dollar Tranche Revolving Exposure shall exceed its US Dollar Tranche Revolving Commitment, (iii) the Aggregate US Dollar Tranche Revolving Exposure shall not exceed the aggregate US Dollar Tranche Revolving Commitments, (iv) the sum of the Aggregate Revolving Exposure and the total Competitive Loan Exposures shall not exceed the total Revolving Commitments and (v) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.10(d), (A) the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date shall not exceed the total US Dollar Tranche Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans and (B) the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date, the Competitive Loan Exposure attributable to Competitive Loans maturing after such Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date shall not exceed the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans and such Swingline Loans. Notwithstanding anything herein to the contrary, no Issuing Bank shall have an obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(c)     Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) except as set forth below with respect to Collateralized Letters of Credit, the date that is five Business Days prior to the Revolving Maturity Date (the “LC Expiration Date”); provided that at the request of the Borrower any Letter of Credit may contain customary “evergreen” provisions pursuant to which such Letter of Credit will be renewed for successive one-year periods (but, in no event, beyond the LC Expiration Date). Notwithstanding clause (ii) of the preceding sentence, (A) any Collateralized Letter of Credit may, with the consent of the Issuing Bank that issued such Collateralized Letter of Credit, expire on any date following the LC Expiration Date and (B) any Letter of Credit that contains an “evergreen” provision may renew pursuant to such evergreen provision to an expiration date following the LC Expiration Date if such Letter of Credit becomes a Collateralized Letter of Credit at least 15 Business Days prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal pursuant to such “evergreen” provision.
(d)     Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the US Dollar Tranche Revolving Lenders, the Issuing Bank that issued such Letter of Credit hereby grants to each US Dollar Tranche Revolving Lender, and each US Dollar Tranche Revolving Lender hereby acquires from such Issuing Bank, a participation in such

Letter of Credit equal to such US Dollar Tranche Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US Dollar Tranche Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such US Dollar Tranche Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Subject to paragraph (m) of this Section, each US Dollar Tranche Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Dollar Tranche Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Dollar Tranche Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal), the majority in interest of the US Dollar Tranche Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)     Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement, if the Borrower shall have received notice of such LC Disbursement prior to 5:00 p.m., New York City time, on such date, or, if such notice is not received by the Borrower prior to such time on the day of receipt, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if the Revolving Maturity Date shall not have occurred, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing denominated in US Dollars (if such LC Disbursement is not less than US$5,000,000) or Swingline Borrowing (if such LC Disbursement is not less than US$1,000,000) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each US Dollar Tranche Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such US Dollar Tranche Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each US Dollar Tranche Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount, in the same manner as provided in Section 2.07 with respect to Loans made by such US Dollar Tranche Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the US Dollar Tranche Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the US Dollar Tranche Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that US Dollar Tranche Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Dollar Tranche Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a US Dollar Tranche Revolving Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR US Dollar Tranche Revolving Loans or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)     Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction in a non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)     Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. An Issuing Bank’s only obligation to the Borrower in respect of any drawing made on any Letter of Credit issued by it is to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to substantially comply on their face with the requirements of such Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the US Dollar Tranche Revolving Lenders of their obligations with respect to any such LC Disbursement.
(h)     Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any US Dollar Tranche Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such US Dollar Tranche Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i)     Replacement of an Issuing Bank. Any Issuing Bank may resign at any time by giving 180 days’ prior written notice to the Administrative Agent, the US Dollar Tranche Revolving Lenders and the Borrower, and may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the US Dollar Tranche Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement (including the right to receive fees under Section 2.13(b)), but shall not be required to issue additional Letters of Credit.
(j)     Additional Issuing Banks. The Borrower may, at any time and from time to time, designate one or more additional US Dollar Tranche Revolving Lenders to act as an Issuing Bank under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such US Dollar Tranche Revolving Lender. Any US Dollar Tranche Revolving Lender designated as an issuing bank pursuant to this paragraph shall, upon entering into an Issuing Bank Agreement with the Borrower, be deemed to be an “Issuing Bank” (in addition to being a US Dollar Tranche Revolving Lender) hereunder.
(k)     Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l)     Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Dollar Tranche Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Dollar Tranche Revolving Lenders and the Issuing Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to cash collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.21(c). Each such deposit shall be held by the Administrative

Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of US Dollar Tranche Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any US Tranche Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable, to the extent that, after giving effect to such return, no Issuing Bank shall have any LC Exposure in respect of any outstanding Letter of Credit that is not fully covered by the US Dollar Tranche Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.
(m)     Collateralized Letters of Credit. Notwithstanding anything to the contrary in this Section, the obligations of the US Dollar Tranche Revolving Lenders to acquire participations in Letters of Credit and to reimburse any Issuing Bank for Unreimbursed Amounts (other than Unreimbursed Amounts arising from LC Disbursements made prior to the Revolving Maturity Date) shall terminate with respect to any Collateralized Letter of Credit upon the Revolving Maturity Date (it being understood that the US Dollar Tranche Revolving Lenders shall continue to participate in, and shall be required to reimburse in accordance with this Section, any LC Disbursement made prior to the Revolving Maturity Date). Any participation held by any US Dollar Tranche Revolving Lender in a Collateralized Letter of Credit on the Revolving Maturity Date (other than in respect of any Unreimbursed Amounts arising from LC Disbursements made prior to the Revolving Maturity Date) shall be deemed to have been assigned to the Issuing Bank that issued such Collateralized Letter of Credit on the Revolving Maturity Date.
SECTION 2.07.     Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency (a) in the case of an ABR Borrowing, by 1:00 p.m., New York City time and (b) in all other cases, by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to such account as shall be designated in the applicable Borrowing Request; provided that ABR Revolving Loans or Swingline Loans identified by the Borrower in the applicable Borrowing Request to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)     Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate, in the case of Loans denominated in US Dollars, and the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (including with respect to any overdraft related costs incurred by the Administrative Agent), in the case of Loans denominated in an Alternative Currency, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans.
SECTION 2.08.     Interest Elections for Revolving Borrowings. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing or a CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.
(b)     To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower (or, in the case of any Borrowing denominated in US Dollars, by telephone notification, confirmed promptly by hand delivery or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the

Borrower). Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency of any Borrowing or (ii) elect an Interest Period for LIBO Rate Loans or CDOR Rate Loans that does not comply with Section 2.02(d).
(c)     Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether, in the case of a Borrowing denominated in US Dollars, the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and
(iv) if the resulting Borrowing is a LIBO Rate Borrowing or a CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a LIBO Rate Borrowing or a CDOR Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)     Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)     If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Revolving Borrowing or a CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of any other LIBO Rate Borrowing or any CDOR Rate Borrowing, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (provided that no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to the Borrower), then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, (A) each LIBO Rate Revolving Borrowing denominated in US Dollars shall, at the end of the Interest Period applicable thereto, be converted to an ABR Borrowing, (B) each LIBO Rate Revolving Borrowing denominated in an Alternate Currency shall, at the end of the Interest Period applicable thereto, be continued as a LIBO Rate Revolving Borrowing with an Interest Period of one month and (C) each CDOR Rate Borrowing shall, at the end of the Interest Period applicable thereto, be continued as a CDOR Rate Borrowing with an Interest Period of one month.
SECTION 2.09.     Termination or Reduction of Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.
(b)     The Borrower may at any time terminate or, from time to time, reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000, (ii) the Borrower shall not terminate or reduce the US Dollar Tranche Revolving Commitments or the Multicurrency Tranche Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the total US Dollar Tranche Revolving Exposures or Multicurrency Tranche Revolving Exposures, as applicable, would exceed the total US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable, and (iii) the Borrower shall not terminate or reduce any of the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the total Revolving Exposures and the total Competitive Loan Exposures would exceed the total Revolving Commitments.
(c)     The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of such a notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Revolving Commitments of such Class.
SECTION 2.10. Increase of Revolving Commitments; Extension of Revolving Maturity Date. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause new Revolving Commitments of either Class to be extended by the Increasing Lenders or cause the existing Revolving Commitments of either Class of the Increasing Lenders to be increased, as the case may be (any such extension or increase, a “Commitment Increase”), in an amount for each Increasing Lender set forth in such notice; provided that (i) at no time shall the aggregate amount of Revolving Commitments, including Commitment Increases effected pursuant to this paragraph, exceed US$1,500,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be an Eligible Assignee and shall be subject to the approval of the Administrative Agent and, in the case of US Dollar Tranche Revolving Commitments, each Issuing Bank and each Swingline Lender (which approval shall not be unreasonably withheld or delayed) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (an “Accession Agreement”). New Revolving Commitments and increases in Revolving Commitments shall, subject to the terms and conditions of this Section, become effective on the date specified in the applicable notices delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a US Dollar Tranche Revolving Lender or Multicurrency Tranche Revolving Lender, as applicable, hereunder, and subject to all obligations of a US Dollar Tranche Revolving Lender or Multicurrency Tranche Revolving Lender, as applicable, hereunder.
(b)     On the effective date of any Commitment Increase pursuant to this Section (the “Increase Effective Date”), (i) the aggregate principal amount of the US Dollar Tranche Revolving Loans or Multicurrency Tranche Revolving Loans, as applicable, outstanding (the “Initial Loans”) immediately prior to giving effect to the applicable Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (ii) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have requested new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans, and of the same Class and in the same currency as the Initial Loans, and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (iii) each US Dollar Tranche Revolving Lender or Multicurrency Tranche Revolving Lender, as applicable, shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the difference, if positive, between (A) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable (calculated after giving effect to the Commitment Increase), of each Subsequent Borrowing and (B) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable (calculated without giving effect to the Commitment Increase), of each Borrowing comprised of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each US Dollar Tranche Revolving Lender or Multicurrency Tranche Revolving Lender, as applicable, the portion of such funds (in the applicable currencies) that is equal to the difference, if positive, between (A) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable (calculated without giving effect to the Commitment Increase), of each Borrowing comprised of the Initial Loans and (B) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, as applicable (calculated after giving effect to the Commitment Increase), of the amount of each Subsequent Borrowing, (v) each Increasing Lender and each other US Dollar Tranche Revolving Lender or Multicurrency Tranche

Revolving Lender, as applicable, shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vi) the Borrower shall pay each US Dollar Tranche Revolving Lender or Multicurrency Tranche Revolving Lender, as applicable, any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each LIBO Rate Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.17 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.
(c)     Notwithstanding the foregoing, no increase in the Revolving Commitments (or in any Revolving Commitment of any Lender) shall become effective under this Section unless, on the applicable Increase Effective Date, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower.
(d)     The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Revolving Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the Effective Date (an “Effectiveness Anniversary”), request that the Revolving Lenders extend the Revolving Maturity Date and the Revolving Commitments for an additional period of one year. The Borrower may deliver such a notice to the Administrative Agent no more than twice during the Availability Period. Each Revolving Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Borrower’s extension request, advise the Borrower whether or not it agrees to the requested extension (each Revolving Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Revolving Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Revolving Lenders constituting the Required Lenders shall have agreed to an extension request, then the Revolving Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Revolving Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Revolving Maturity Date extension shall be at the sole discretion of each Revolving Lender. The Revolving Commitments of any Declining Lender shall terminate on the Revolving Maturity Date in effect as to such Revolving Lender prior to giving effect to any such extension (such Revolving Maturity Date being called the “Existing Revolving Maturity Date”). The principal amount of any outstanding Revolving Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the applicable Existing Revolving Maturity Date, and on such Existing Revolving Maturity Date the Borrower shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) the total US Dollar Tranche Revolving Exposures or Multicurrency Tranche Revolving Exposures shall not exceed the total US Dollar Tranche Revolving Commitments or Multicurrency

Tranche Revolving Commitments, as applicable, then in effect and (ii) the sum of the total Revolving Exposures and the total Competitive Loan Exposures shall not exceed the total Revolving Commitments then in effect. Notwithstanding the foregoing provisions of this paragraph, the Borrower shall have the right, pursuant to and in accordance with Section 2.20(b), at any time prior to any Existing Revolving Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a request for the extension of the Revolving Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (A) the “Availability Period” and the “Revolving Maturity Date” (without taking into consideration any extension pursuant to this Section 2.10(d)), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of each Issuing Bank and each Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or Swingline Lender shall not have consented to any such extension, (I) such Issuing Bank or Swingline Lender, as applicable, shall continue to have all the rights and obligations of an Issuing Bank or Swingline Lender, as applicable, hereunder through the Existing Revolving Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to make any Swingline Loans or to issue, amend, extend or renew any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.05, 2.06, 2.14, 2.16, 9.03 and 9.09, as applicable, as to Letters of Credit or Swingline Loans issued or made prior to such time), and (II) the Borrower shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank and the Swingline Exposure attributable to Swingline Loans made by such Swingline Lender to be zero no later than the day on which such LC Exposure or Swingline Exposure, as applicable, would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Revolving Maturity Date pursuant to this paragraph (and, in any event, no later than such Existing Revolving Maturity Date)) and (B) no extension of the Revolving Maturity Date pursuant to this paragraph shall become effective unless (I) the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.02(a)) on and as of the first Effectiveness Anniversary to occur following the Borrower’s delivery of the applicable request for extension of the Revolving Maturity Date and (II) the Administrative Agent shall have received a certificate to that effect dated such Effectiveness Anniversary and executed by a Financial Officer of the Borrower.
SECTION 2.11.     Repayment of Loans; Evidence of Debt. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan made by such Lender on the last day of the Interest Period applicable to such Loan and (iii) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing (including any ABR

Borrowing) or Competitive Borrowing, in each case denominated in US Dollars, is made, the Borrower shall repay all outstanding Swingline Loans.
(a)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)     The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)     The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.
(d)     Any Lender may request that the Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).
SECTION 2.12.     Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender that made such Loan.
(b)     If the total US Dollar Tranche Revolving Exposures or the total Multicurrency Tranche Revolving Exposures shall at any time exceed the total US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, respectively, then (i) on the last day of any Interest Period applicable to any LIBO Rate Revolving Borrowing of the applicable Class or CDOR Rate Borrowing of such Class and (ii) on any other date in the event any ABR Revolving Borrowing of the applicable Class shall be outstanding, the Borrower shall prepay US Dollar Tranche Revolving Loans or Multicurrency Tranche Revolving Loans of the applicable Type in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, after giving effect to any repayments required by the immediately preceding sentence, the total Revolving Exposures and the total

Competitive Loan Exposures shall at any time exceed the total Revolving Commitments, then (i) on the last day of any Interest Period applicable to any LIBO Rate Revolving Borrowing or CDOR Rate Borrowing and (ii) on any other date in the event any ABR Revolving Borrowing shall be outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on any date, the total US Dollar Tranche Revolving Exposures or the total Multicurrency Tranche Revolving Exposures shall exceed 105% of the total US Dollar Tranche Revolving Commitments or Multicurrency Tranche Revolving Commitments, respectively, then the Borrower shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Borrowings of the applicable Class in an aggregate principal amount sufficient to eliminate such excess. If, on any date after giving effect to any prepayments required by the immediately preceding sentence, the sum of the total Revolving Exposures and the total Competitive Loan Exposures shall exceed 105% of the total Revolving Commitments, then the Borrower shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.
(c)     Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)     The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Borrowing, each Swingline Lender) by telephone (confirmed by fax which, for the avoidance of doubt, may be received by the Administrative Agent after the deadline for notice under this Section 2.12(d)) or by fax of any optional prepayment and, to the extent practicable, mandatory prepayment hereunder (i) in the case of a LIBO Rate Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of a Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., London time, four Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iv) in the case of prepayment of a Swingline Borrowing, not later than 4:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

SECTION 2.13.     Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate set forth under the caption “Facility Fee Rate” in the definition of such term on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the Revolving Maturity Date; provided that, if such Lender continues to have any Revolving Exposure after the Revolving Maturity Date, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Exposure from and including the Revolving Maturity Date to but excluding the date on which such Lender ceases to have any Revolving Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing March 31, 2017 (or, if any such day shall not be a Business Day, the first Business Day thereafter), on any date prior to the Revolving Maturity Date on which all the Revolving Commitments shall have terminated, and on the Revolving Maturity Date; provided that any facility fees accruing after the Revolving Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)     The Borrower agrees to pay (i) to the Administrative Agent for the account of each US Dollar Tranche Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate set forth under the caption “LIBO/CDOR Spread and Letter of Credit Participation Fee” in the definition of such term on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s US Dollar Tranche Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate per annum of 0.125% on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the US Dollar Tranche Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the third Business Day following March 31, 2017; provided that all such fees shall be payable on the date on which the US Dollar Tranche Revolving Commitments terminate and any such fees accruing after the date on which the US Dollar Tranche Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)     The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)     All fees payable hereunder shall be paid in US Dollars on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Revolving Lenders of the applicable Class. Fees paid shall not be refundable under any circumstances.
SECTION 2.14.     Interest. (a)  The Loans comprising each ABR Borrowing (including any Swingline Borrowing) shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “ABR Spread” in the definition of such term.
(b)     The Loans comprising each LIBO Rate Borrowing shall bear interest (i) in the case of a LIBO Rate Revolving Loan, at the Adjusted LIBO Rate (in the case of a Loan denominated in US Dollars) or the LIBO Rate (in the case of a Loan denominated in any other currency) for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “LIBO/CDOR Spread and Letter of Credit Participation Fee” in the definition of such term and (ii) in the case of a LIBO Rate Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.
(c)     The Loans comprising each CDOR Rate Borrowing shall bear interest (i) in the case of a CDOR Rate Revolving Borrowing, at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “LIBO/CDOR Spread and Letter of Credit Participation Fee” in the definition of such term, or (ii) in the case of a CDOR Rate Competitive Borrowing, at the CDOR Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Borrowing.
(d)     Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.
(e)     Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(f)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Swingline Loans, upon the termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(g)     All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling or Canadian Dollars and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.15.     Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing denominated in any currency or a CDOR Rate Borrowing:
(a)     the Administrative Agent determines (which determination shall be made in good faith and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the CDOR Rate, as applicable, for such Interest Period; or
(b)     the Administrative Agent is advised by the Required Lenders (or, in the case of a LIBO Rate Competitive Loan or a CDOR Rate Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate, the LIBO Rate or the CDOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining the Loans (or Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing or a CDOR Rate Borrowing in such currency shall be ineffective, and, unless repaid, such Borrowing shall be converted to, or continued as, on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in US Dollars, an ABR Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate, (ii) if any Borrowing Request requests a LIBO Rate Revolving Borrowing in such currency or a CDOR Rate Borrowing, such Borrowing shall be made (A) if such Borrowing is denominated in US Dollars, as an ABR Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate and (iii) any request by the Borrower for a LIBO Rate Competitive Borrowing shall be ineffective, provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for LIBO Rate Competitive Borrowings and CDOR Rate Competitive Borrowings may be made to Lenders that are not affected thereby.
SECTION 2.16.     Increased Costs. (a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii) impose on any Lender or Issuing Bank or any applicable interbank market any other condition (other than with respect to Taxes) affecting this Agreement or LIBO Rate Loans, CDOR Rate Loans or Fixed Rate Loans made by any Lender or any Letter of Credit or participation therein; or
(iii) subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes that are imposed on (or measured by) its net income (however denominated), or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs actually incurred or reduction actually suffered.
(b)     If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)     A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)     Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)     Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.
(f)     Notwithstanding the foregoing provisions of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction in rate of return if it shall not be the general policy or practice of such Lender or such Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements (it being understood that this sentence shall not in any way limit the discretion of any Lender or any Issuing Bank to waive the right to demand such compensation under this Agreement or any other credit agreement in any given case).
SECTION 2.17.     Break Funding Payments. In the event of (a) the payment of any principal of any LIBO Rate Loan, CDOR Rate Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (b) the conversion of any LIBO Rate Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Rate Loan, or CDOR Rate Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked under Section 2.09(c)), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any LIBO Rate Loan, CDOR Rate Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20(b), the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including, to the extent that any of the foregoing Loans are denominated in any Alternative Currency, the reasonable and documented costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect to the foreign currency exposure attributable to such Loan. In the case of a LIBO Rate Loan or CDOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable LIBO Rate market or CDOR Rate market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
SECTION 2.18.     Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without withholding for any Taxes, unless such withholding is required by law. If the applicable Withholding Agent determines, in its good-faith discretion, that it is so required to withhold Taxes, then such Withholding Agent shall be entitled to so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender, Issuing Bank or other recipient, as the case may be, receives the amount it would have received had no such withholding been made.
(b)     In addition, the Borrower shall pay any Other Tax to the relevant Governmental Authority in accordance with applicable law.
(c)     The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower and setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by the Administrative Agent, such Lender or such Issuing Bank to determine the amount to be paid by the Borrower to the Administrative Agent, such Lender or such Issuing Bank shall be conclusive absent manifest error.
(d)     Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)     As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)     Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement, and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including US Federal backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in this Section, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through (E) or 2.18(f)(iii), below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.18(f). If any form or certification previously delivered pursuant to this Section 2.18(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, any Lender shall, if it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)     in the case of a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code, IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding Tax;
(B)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or a successor thereto) establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or a successor thereto) establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)     in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or a successor thereto) and (2) a certificate substantially in the form of Exhibit E (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;
(E)     in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or
(F)     to the extent any Lender is legally entitled to do so, any other form reasonably requested by the Borrower or the Administrative Agent that is prescribed by law as a basis for claiming exemption from, or a reduction of, US Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent, as applicable, to determine the amount of Tax (if any) required by law to be withheld.
(iii) If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.18(f).
(g)     If a Lender, the Administrative Agent or an Issuing Bank determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall timely pay over the amount of such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender, the Administrative Agent or such Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender, the Administrative Agent or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other reasonable charges) to such Lender, the Administrative Agent or such Issuing Bank in the event such Lender, the Administrative Agent or such Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph (g) shall not be construed to require any Lender, the Administrative Agent or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.
(h)     Loss of FATCA Grandfathering. From and after August 14, 2014, the Borrower, the Administrative Agent and the Lenders shall treat this Agreement and any advances made hereunder as not qualifying as a “grandfathered obligation” within the meaning of United States Treasury Regulation Section 1.1471-2(b)(2)(i).
(i)     Issuing Bank. For purposes of this Section 2.18, the term “Lender” shall include any Issuing Bank.
SECTION 2.19.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17, 2.18 or 2.21, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without any set–off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified by it for the account of the Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower, except that payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18, 2.21 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall, except as otherwise expressly provided herein, be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)     If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements,

interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)     If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its US Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans or funded participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its US Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the US Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective US Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set–off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (ii) the rate reasonably determined by the London Agent to be the cost to it of funding such amount (in the case of an amount denominated in any Alternative Currency).
(e)     If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or any Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged.
SECTION 2.20.     Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if the Borrower is required to pay any additional interest or other amount to any Lender pursuant to Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.16, 2.18 or 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)     If (i) any Lender requests compensation under Section 2.16, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (iii) the Borrower is required to pay any additional interest or other amount to any Lender pursuant to Section 2.21, (iv) any Revolving Lender becomes a Defaulting Lender, (v) any Revolving Lender becomes a Declining Lender or (vi) any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) (or, in the case of any such assignment and delegation pursuant to clause (iv), (v) or (vi) above, all its interests, rights and obligations under this Agreement as a Lender of a particular applicable Class) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a US Dollar Tranche Revolving Commitment or any Lender’s obligations in respect of LC Exposure or Swingline Exposure is being assigned, each Issuing Bank and each Swingline Lender, as applicable), which consent, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and funded participations in LC Disbursements and Swingline

Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18 or additional interest or other amounts required pursuant to Section 2.21, such assignment will result (or is reasonably expected to result) in a material reduction in such compensation or payments, (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Declining Lender, the assignee shall have agreed to the applicable request for the extension of the Revolving Maturity Date and (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the Borrower to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.21.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)     facility fees shall cease to accrue on the amount of the US Dollar Tranche Revolving Commitment and Multicurrency Tranche Revolving Commitment of such Defaulting Lender pursuant to Section 2.13;
(b)     the Revolving Commitment, Competitive Loan Exposure and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)     if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(i) the Swingline Exposure and LC Exposure of such Defaulting Lender (other than (A) any portion of such Swingline Exposure (1) referred to in clause (b) of the definition of such term or (2) with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c) and (B) any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(d) and 2.06(e)) shall be reallocated among the Non-Defaulting Lenders that are US Dollar Tranche Revolving Lenders in accordance with their respective Applicable Percentages, but only to the extent that following such reallocation the US Dollar Tranche Revolving Exposure of any such Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s US Dollar Tranche Revolving Commitment and the sum of all Non-Defaulting Lenders’ US Dollar Tranche Revolving Exposures plus the amount of such Defaulting Lender’s Swingline Exposure and LC Exposure so reallocated does not exceed the sum of all Non-Defaulting Lenders’ US Dollar Tranche Revolving Commitments;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.06(l) for so long as such LC Exposure is outstanding;
(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.13(b) shall be adjusted to give effect to such reallocation; and
(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s US Dollar Tranche Revolving Commitment utilized by such LC Exposure) and participation fees payable under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)     so long as such Revolving Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable (other than any portion thereof referred to in the parenthetical in clause (i) above), will be fully covered by the US Dollar Tranche Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.21(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).
(e)     In the event that (i) a Bankruptcy Event with respect to a Lender Parent of any US Dollar Tranche Revolving Lender shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any US Dollar Tranche Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan, and such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or the applicable US Dollar Tranche Revolving Lender satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(f)     In the event that the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the US Dollar Tranche Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s US Dollar Tranche Revolving Commitment (if any) and on such date such Lender shall purchase at par such of the Revolving Loans of each Class of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its relevant Applicable Percentage.
ARTICLE III
Representations and Warranties
The Borrower represents and warrants to the Lenders that:

SECTION 3.01.     Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02.     Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.     Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other material action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or any order of any Governmental Authority in any material respect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except, in the case of clause (d) or (e), where such violation, default, rise of a right, creation or imposition, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04.     Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and consolidated statements of earnings, stockholders’ equity and cash flows as of and for its fiscal year ended June 30, 2016, and the related notes, reported on by Deloitte & Touche LLP, independent registered public accountants, and (ii) its consolidated balance sheets and statements of earnings, stockholders’ equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2016. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year‑end audit adjustments in the case of the statements referred to in clause (ii) above.
(b)     Since June 30, 2016, there has been no material adverse change, or event or condition that could reasonably be expected to result in a material adverse change, in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.
SECTION 3.05.     Properties. (a) The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)     Each of the Borrower and the Subsidiaries owns or is licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.     Litigation and Environmental Matters. ( a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower and the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement.
(b)     Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower and the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07.     Compliance with Laws and Agreements. (a) The Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including, with regard to any Broker Dealer Subsidiary, all rules and regulations of the SEC, FINRA and SIPC applicable to it or its property) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
(b)     Each Broker Dealer Subsidiary is (i) duly registered as a broker or dealer with the SEC, (ii) a member in good standing of FINRA and the securities exchanges and securities clearing corporations in which its membership is required for the conduct of its business and (iii) duly registered, licensed or qualified as a broker or dealer under the applicable laws and regulations of each jurisdiction in which such registration, license or qualification is required for the conduct of its business, except, in the case of this clause (iii), where the failure to be so registered, licensed or qualified could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.     Federal Reserve Regulations. (a) Neither the Borrower nor any Subsidiary (other than any Broker Dealer Subsidiary) is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U).
(b)     No part of the proceeds of any Loan has been or will be used by the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary), whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (within the meaning of Regulation U) or to refinance Indebtedness originally incurred for such purpose. No part of the proceeds of any Loan has been or will be used by the Borrower or any Subsidiary in any manner or for any purpose that has resulted or will result in a violation of Regulation T, Regulation U or Regulation X.
(c)     Each Broker Dealer Subsidiary is an “exempted borrower” within the meaning of Regulation U.
SECTION 3.09.     Anti-Corruption Laws and Sanctions. The Borrower maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and to the knowledge of the Borrower, its and their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, issuance of a Letter of Credit or use of the proceeds of any Borrowing or any Letter of Credit will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.
SECTION 3.10.     Investment Company Status. Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.11.     Taxes. The Borrower and the Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.12.     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$50,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$75,000,000 the fair market value of the assets of all such Plans.
SECTION 3.13.     Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information (excluding any projections and other forward-looking information and information of a general economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented from time to time by other information so furnished) contained, at the time when furnished, any material misstatement of fact or omitted, at the time when furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All projections and other forward looking information contained in the Information Memorandum and any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented from time to time by other information so furnished) have been prepared by the Borrower in good faith based upon assumptions that were reasonable at the time made and at the time such projections and other information were furnished.
ARTICLE IV
Conditions
SECTION 4.01.     Effective Date. This Agreement shall become effective on the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)     The Administrative Agent (or its counsel) shall have received from each party hereto (including Lenders constituting at least the Required Lenders under and as defined in the Existing Credit Agreement) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)     The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Cahill Gordon & Reindel LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.
(c)     The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)     The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)     The Administrative Agent and each Arranger, for their respective accounts, shall have received all fees and other amounts due and payable on or prior to the Effective Date pursuant to this Agreement or the commitment letter or certain fee letters entered into by the Borrower in connection herewith, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower in connection with this Agreement and the Transactions.
(f)     On the Effective Date, the principal of and interest accrued on all outstanding Loans, and all fees and other amounts accrued for the accounts of or owing to the Lenders, under the Existing Credit Agreement shall have been or shall be paid in full, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.
(g)     The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including each Borrowing made on the Effective Date), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)     The representations and warranties of the Borrower set forth in this Agreement (other than, with respect to any Borrowing occurring after the Effective Date, the representations set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b)     At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than any indemnification or other contingent obligations that are not yet due or payable) have been paid in full and all Letters of Credit (other than Collateralized Letters of Credit) have been terminated or expired, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.     Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
(a)     within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related consolidated statements of earnings, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)     within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its condensed consolidated balance sheet and related condensed consolidated statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)     concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(d)     promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of the Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be (other than (i) registration statements on Form S-8, (ii) filings under Sections 16(a) or 13(d) of the Exchange Act, (iii) routine filings related to employee benefit plans, (iv) filings made by any Broker Dealer Subsidiary in the ordinary course of business and (v) any other reports, statements or filings made by any Broker Dealer Subsidiary that are not, individually or in the aggregate, material to the Borrower and the Subsidiaries, taken as a whole);
(e)     promptly, but not later than five Business Days after the publication of any change by Moody’s or S&P in its Rating, notice of such change; and
(f)     promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that the Borrower and the Subsidiaries shall not be required to provide any information or documents that are subject to confidentiality provisions prohibiting such disclosure).
Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Borrower posts such information on the Borrower’s website on the Internet at www.broadridge.com or when such information is posted on the SEC’s website at www.sec.gov. Notices required to be delivered pursuant to clause (e) of this Section shall be deemed to have been delivered on the date on which the Borrower posts such information on the Internet at the website www.broadridge.com or when the publication is first made available by means of Moody’s or S&P’s (as the case may be) Internet subscription service. The Administrative Agent shall promptly make available to each Lender a copy of the certificate to be delivered pursuant to clause (c) of this Section by posting such certificate on IntraLinks or by other similar means.
SECTION 5.02.     Notices of Material Events. The Borrower will furnish to the Administrative Agent (which will post such notice to IntraLinks or any similar electronic site used for distribution of documentation in connection with this Agreement) prompt written notice (in any case within five Business Days) of the following upon any such event becoming known to any Responsible Officer of the Borrower:
(a)     the occurrence of any Default;
(b)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)     (i) the involuntary revocation, suspension or other termination of any license, permit or registration of any Broker Dealer Subsidiary by the SEC or FINRA, (ii) the involuntary revocation, suspension or other termination of any license, permit or registration of any Broker Dealer Subsidiary by any Governmental Authority other than the SEC or FINRA, if such revocation, suspension or termination results in, or could reasonably be expected to result in, a Material Adverse Effect, or (iii) the application or receipt by the SIPC for a protective decree or other restrictive order regarding any Broker Dealer Subsidiary; and
(d)     any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.     Existence; Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (except with regard to any Broker Dealer Subsidiary) the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.
SECTION 5.04.     Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay its Tax liabilities, to the extent the failure to pay such liabilities could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

SECTION 5.05.     Maintenance of Properties. The Borrower will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.06.     Books and Records; Inspection Rights. The Borrower will, and will cause each Material Subsidiary (other than any Broker Dealer Subsidiary) to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at mutually agreeable times (no more than once per fiscal year of the Borrower, unless an Event of Default has occurred and is continuing) and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from those portions of its books and records relating to financial condition, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present, independent accountants (in each case subject to the Borrower’s or such Material Subsidiary’s obligations under applicable law or confidentiality arrangements).
SECTION 5.07.     Compliance with Laws. The Borrower will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and Environmental Laws applicable to it or its property), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, the Subsidiaries and the respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.     Use of Proceeds. (a) The Borrower will cause the proceeds of the Loans made after the Effective Date to be used only (i) to repay any amounts outstanding under the Existing Credit Agreement and (ii) for working capital and other general corporate purposes of the Borrower and the Subsidiaries, including the payment of intercompany loans between the Borrower and the Subsidiaries. Notwithstanding the foregoing, no part of the proceeds of any Loan will be used, whether directly or indirectly, by the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) (i) to purchase or carry Margin Stock (as defined in Regulation U) or to refinance Indebtedness originally incurred for such purpose or (ii) in any manner or for any purpose that will result in a violation of Regulation U, Regulation X or Regulation T.
(b)     The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not, directly or, to the knowledge of the Borrower, indirectly, use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not, directly or, to the knowledge of the Borrower, indirectly, use, the proceeds of any Borrowing or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, except to the extent permitted for a

Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.     Margin Stock. The Borrower will ensure that at the time each Loan is made and after giving effect to the use of proceeds thereof, and at the time each Letter of Credit is issued, renewed or extended, no more than 25% of the value of the assets of either the Borrower or the Borrower and the Subsidiaries taken as a whole subject to the restrictions of Section 6.01 or 6.04 shall be represented by Margin Stock (within the meaning of Regulation U).
ARTICLE VI
Negative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than any indemnification or other contingent obligations that are not yet due or payable) have been paid in full and all Letters of Credit (other than Collateralized Letters of Credit) have been terminated or expired, the Borrower covenants and agrees with the Lenders as follows:
SECTION 6.01.     Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights therein, except:
(a)     (i) Permitted Encumbrances and (ii) Liens created under the Loan Documents;
(b)     any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only the obligations it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)     any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any of the Borrower or any Subsidiary and (iii) such Lien shall secure only the obligations it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)     Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such Lien shall secure only the obligations it secures on the date of such incurrence and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e)     Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Borrower and the Subsidiaries in the ordinary course of business;
(f)     Liens arising from any interest or title of a lessor or sublessor under any lease or sublease not prohibited by Section 6.03 entered into by the Borrower or any Subsidiary as lessee;
(g)     Liens arising from precautionary UCC financing statements filed in connection with leases;
(h)     Liens in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off);
(i)     Liens on cash earnest money deposits made in connection with letters of intent or purchase agreements;
(j)     Liens arising on intellectual property in connection with the grant by the owner of such intellectual property of non-exclusive licenses in the ordinary course;
(k)     Liens of any securities intermediary arising as a matter of law on securities or other assets held by such securities intermediary;
(l)     Liens on assets of any Broker Dealer Subsidiary created or otherwise arising in the ordinary course of its business;
(m)      liens in favor of only the Borrower or one or more Subsidiaries granted by the Borrower or a Subsidiary to secure any obligations owed to the Borrower or a Subsidiary of the Borrower; and
(n)     other Liens not expressly permitted by clauses (a) through (l) above; provided that the sum of (i) the aggregate principal amount of the outstanding obligations secured by Liens permitted under this clause (n), (ii) the aggregate principal amount of Indebtedness of Subsidiaries permitted by Section 6.02(m) and (iii) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of (y) US$100,000,000 and (z) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of any such Lien.
Notwithstanding the foregoing provisions of this Section, to the extent that more than 25% of the value of the assets of the Borrower, or of the Borrower and the Subsidiaries taken as a whole, that are subject to the restrictions of this Section is at any time represented by Margin Stock (within the meaning of Regulation U), the Borrower and the Subsidiaries shall be free to sell, pledge or otherwise dispose of such excess Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section).
SECTION 6.02.     Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to incur any Indebtedness or to issue any preferred stock or other preferred equity securities except:
(a)     Indebtedness, preferred stock or other preferred equity securities existing on the date hereof and set forth on Schedule 6.02, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;
(b)     Indebtedness, preferred stock or preferred equity securities of any Person becoming a Subsidiary after the date hereof existing at the time such Person becomes a Subsidiary; provided that such Indebtedness, preferred stock or preferred equity securities is not incurred or issued, as applicable, in contemplation of or in connection with such Person becoming a Subsidiary;
(c)     Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(d)     Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;
(e)     Guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided such Indebtedness of any other Subsidiary so guaranteed is permitted under clauses (c), (d) or (m) of this Section;
(f)     Indebtedness of foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed US$75,000,000 (or with respect to any other currency, the US Dollar equivalent thereof);
(g)     Indebtedness deemed to arise from the payment of insurance premiums on an installment basis in the ordinary course of business;
(h)     Indebtedness incurred in connection with Hedging Agreements entered into for non-speculative purposes;
(i)     Indebtedness under any overdraft facilities entered into in the ordinary course of business;

(j)     Indebtedness in respect of workers’ compensation claims, and bid, performance or surety bonds;
(k)     Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course;
(l)     Indebtedness incurred by any Broker Dealer Subsidiary in the ordinary course of its business; and
(m)     other Indebtedness not expressly permitted by clauses (a) through (l) above; provided that the sum of (i) the aggregate principal amount of Indebtedness permitted under this clause (m), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(n) and (iii) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of (y) US$100,000,000 and (z) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of any such Indebtedness.
SECTION 6.03.     Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into or be a party to any Sale and Leaseback Transaction except:
(a)     Sale and Leaseback Transactions to which the Borrower or any Subsidiary is a party as of the date hereof; and
(b)     other Sale and Leaseback Transactions not expressly permitted by clause (a) above; provided that the sum of (i) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(n) and (iii) the aggregate principal amount of Indebtedness of Subsidiaries permitted by Section 6.02(m) shall not at any time exceed the greater of (y) US$100,000,000 and (z) 15% of Consolidated Net Tangible Assets measured at the date of the entry into any such Sale and Leaseback Transaction.
SECTION 6.04.     Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, (i) merge into or consolidate with any other Person, (ii) permit any other Person to merge into or consolidate with it, (iii) liquidate or dissolve, or (iv) sell, transfer, lease or otherwise dispose of, directly or through any merger or consolidation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all of the assets of the Borrower and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving Person, (B) any Subsidiary may merge with or consolidate into any Person (or permit any other Person to merge with or consolidate into it) in a transaction in which the surviving entity is a Subsidiary, (C) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (D) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders. Notwithstanding the foregoing provisions of this paragraph (a), to the extent that more than 25% of the value of the assets of the Borrower, or of the Borrower and the Subsidiaries taken as a whole, that are subject to the restrictions of this paragraph is at any time represented by Margin Stock (within the meaning of Regulation U), the Borrower shall be free to sell, transfer, lease or otherwise dispose of such excess Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this paragraph).
(b)     The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related or ancillary thereto.
SECTION 6.05.     Restrictive Agreements. The Borrower will not, and will not permit any Material Subsidiary to, enter into any agreement that restricts the ability of any Material Subsidiary to pay dividends or other distributions to the Borrower or other Subsidiaries or to make or repay loans or advances to the Borrower or other Subsidiaries; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, or, with respect to any Broker Dealer Subsidiary, otherwise required or requested by any Governmental Authority, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.05 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition), (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale to the extent that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder or (d) any agreements governing purchase money Indebtedness or Capital Lease Obligations, provided that such restrictions relate to only the assets financed with such Indebtedness.
SECTION 6.06.     Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiaries, or between or among Subsidiaries, in each case not involving any other Affiliate, (c) the declaration and payment of dividends with respect to its Equity Interests, (d) the making of grants or payments pursuant to and in accordance with equity award, bonus or incentive plans or other benefit plans for management, directors or employees of the Borrower and the Subsidiaries, (e) the transactions set forth on Schedule 6.06 and (f) employment agreements, officer and director indemnification agreements, confidentiality agreements, non-compete agreements and similar arrangements entered into by the Borrower or any of the Subsidiaries with its officers, directors and employees.
SECTION 6.07.     Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower to exceed

3.50 to 1.00; provided, that following the completion of any Material Permitted Acquisition, if the Borrower shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion, such maximum Leverage Ratio shall be increased to 4.00 to 1.00 at the end of and for the fiscal quarter during which such Material Permitted Acquisition shall have been completed and each of the following three fiscal quarters (such period of four fiscal quarters being called an “Increase Period”). The Borrower may terminate any Increase Period by a notice delivered to the Administrative Agent, whereupon, on and after the last day of the fiscal quarter immediately following the quarter during which such notice is given, the maximum Leverage Ratio shall be reduced to 3.50 to 1.00. The Borrower may not elect to increase the maximum Leverage Ratio on more than two occasions during the term of this Agreement, and the second such election shall not be permitted unless, as of the end of and for at least two fiscal quarters immediately preceding such election, the maximum Leverage Ratio permitted under this Section shall have been 3.50 to 1.00.
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)     the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)     the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)     any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)     the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08(a) or in Article VI;
(e)     the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (which may be given at the request of any Lender) to the Borrower;

(f)     the Borrower or any Subsidiary shall default in the payment (whether of principal or interest and regardless of amount) of any Material Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace periods;
(g)     any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)     an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)     the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)     the Borrower or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;
(k)     one or more judgments for the payment of money in an aggregate amount in excess of US$75,000,000 (provided that such amount shall be calculated after deducting therefrom any amount of such judgment that is covered by a valid and binding policy of insurance from a third party insurer that is rated at least “A-” by A.M. Best Company, which insurer has been notified of such judgment and has not disputed the claim made for payment) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged and not vacated or paid in full for a period of 30 consecutive days during which execution shall not be effectively stayed (which stay shall include the posting of a bond pending appeal that has the effect of staying execution of such judgment), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)     an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)     (i) any license, permit or registration of any Broker Dealer Subsidiary shall be revoked, suspended or otherwise terminated by the SEC, FINRA or any other applicable Governmental Authority, except where such revocation, suspension or termination could not reasonably be expected to result in a Material Adverse Effect, (ii) the SIPC shall apply for or obtain a protective decree or other restrictive order with regard to any Broker Dealer Subsidiary, (iii) any Broker Dealer Subsidiary shall be found by a Governmental Authority to have violated any law or regulation, or be the subject of any judgment or arbitration award, and such violation or award has resulted or would reasonably be expected to result in a Material Adverse Effect, or (iv) any action or proceeding by or before any Governmental Authority involving any Broker Dealer Subsidiary shall be pending as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; or
(n)     a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII

The Administrative Agent
Each of the Lenders and Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as

Administrative Agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose it to liability or be contrary to any Loan Document or applicable law, rule or regulation, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by it or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the sufficiency validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to it. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof, any Exchange Rate or any US Dollar Equivalent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section 9.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or Issuing Banks.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the Borrower’s approval (so long as no Event of Default has occurred and is continuing) to appoint a successor. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the Borrower’s approval, appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub–agents and their respective Related

Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
The parties agree that none of the Arrangers, the Syndication Agents or the Documentation Agent referred to on the cover page of this Agreement shall, in its capacity as such, have any duties or responsibilities under this Agreement or any other Loan Document.
ARTICLE IX
Miscellaneous
SECTION 9.01.     Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i) if to the Borrower, to it at Broadridge Financial Solutions Inc., 5 Dakota Drive, Lake Success, New York 11042, Attention of Chief Financial Officer (Fax No. 516-472-5014), with a copy to 5 Dakota Drive, Lake Success, New York 11042, Attention of General Counsel (Fax No. 516-472-5342);
(ii) if to the Administrative Agent or JPMorgan in its capacity as a Swingline Lender, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE, 19713-2107, Attention of James Campbell (Fax No. 302-634-8459), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, NY 10179, Attention of Tina Ruyter (Fax No. 212-270-5127) and, in the case of a notice related to a Loan or Borrowing denominated in any Alternative Currency, with a copy to J.P. Morgan Europe Limited, Loans Agency, 6th Floor, 25 Bank Street, Canary Wharf, E14 5JP, Attention of Jacob Sheehan (Fax No. 44 (0) 207 777 2360);
(iii) if to JPMorgan in its capacity as an Issuing Bank, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr. 4th Floor, Tampa, FL 33610, Attention of Standby LC Unit (Fax No. 856-294-5267), with a copy to

JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE, 19713-2107, Attention of James Campbell (Fax No. 302-634-8459); and
(iv) if to any other Lender, Swingline Lender or Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire.
(b)     Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures and may be limited to particular notices or communications.
(c)     Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrant, or shall be deemed to warrant, the adequacy of the Platform and the Administrative Agent expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of Communications through the Platform except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.
SECTION 9.02.     Waivers; Amendments. (a) No failure or delay by the Borrower, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)     None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.14(d)), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) change Section 2.19(b) or 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby (it being understood that the addition of new loans or commitments that may be extended under this Agreement pursuant to Section 2.10 shall not be deemed to alter such pro rata sharing of payments), (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) or (vi) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights of Lenders holding Loans or Revolving Commitments of any Class differently than those holding Loans or Revolving Commitments of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and Revolving Commitments of the adversely affected Class; provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (ii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the US Dollar Tranche Revolving Lenders (but not the Multicurrency Tranche Revolving Lenders) or the Multicurrency Tranche Revolving Lenders (but not the US Dollar Tranche Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders. Notwithstanding anything else in this

Section to the contrary (A) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Required Lenders, (B) no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of (1) any Defaulting Lender, except with respect to any waiver, amendment or modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification or (2) with respect to any waiver, amendment or modification referred to in the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Revolving Commitments terminate by the terms and upon the effectiveness of such waiver, amendment or other modification and (C) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any immaterial ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders, an Issuing Lender or a Swingline Lender stating that the Required Lenders, such Issuing Lender or such Swingline Lender objects to such amendment.
SECTION 9.03.     Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender and all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit) in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section or in connection with the Loans made or Letters of Credit issued hereunder.
(b)     The Borrower shall indemnify the Administrative Agent, each Arranger, the Documentation Agent, each Syndication Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, liabilities and out-of-pocket costs or expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee (whether by a third party or by the Borrower or any of its Affiliates, and whether based on contract, tort or any other theory) arising out of, in connection with, or as a result of (i) the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the execution, delivery or performance by the Borrower and the Subsidiaries of the Loan Documents, or any actions or omissions of the Borrower or any of the Subsidiaries in connection therewith or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (regardless of whether brought by the Borrower, any of its affiliates or any third party and whether or not such Indemnitee is a party to such claim, litigation, investigation or proceeding); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (ii) a material breach by such Indemnitee or its Related Parties of its agreements set forth herein (other than unintentional breaches that are corrected promptly after they come to the attention of such Indemnitee). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)     To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Swingline Lender, or any Related Party of any of the foregoing (and without limiting their obligation to do so), under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or such sub-agent), such Issuing Bank or such Swingline Lender, or such Related Party, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent, an Issuing Bank or a Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or any Swingline Lender in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Revolving Commitments at the time.
(d)     To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for (i) any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) special, indirect, consequential or punitive damages (as opposed to direct or actual damages), in each case, arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)     All amounts due under this Section shall be payable within 15 Business Days after receipt by the Borrower of a reasonably detailed invoice therefor.

SECTION 9.04.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Documentation Agent, the Syndication Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(i)     the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or, if an Event of Default has occurred and is continuing, to any other assignee; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and
(ii)     the Administrative Agent; and
(iii)     in the case of any assignment of all or a portion of a US Dollar Tranche Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, each Issuing Bank and each Swingline Lender, as applicable.
(c)     Assignments shall be subject to the following additional conditions:
(i)     except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(ii)     each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as such rights and obligations relate to the Class of Loans or Revolving Commitments being assigned; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;
(iii)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and
(iv)     the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(d)     Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.21 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.
(e)     The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(f)     Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any consent to such assignment required by paragraph

(b) or (c) of this Section, the Administrative Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(g)     Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (h) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.21 (subject to the limitations and requirements therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person other than a Governmental Authority except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have any responsibility for maintaining a Participant Register.
(h)     A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(f) as though it were a Lender (it being understood that the documentation required by Section 2.18(f) shall be delivered to the participating Lender).
(i)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.     Survival. All covenants, agreements, representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Documentation Agent, any Syndication Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions or the other transaction contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate commitment letter or fee letters entered into in connection with the credit facilities provided for herein constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any other provisions of any commitment letter or fee letter that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect (it being understood that nothing therein shall have the effect of modifying any provision of this Agreement)). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)     The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.     Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.     Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (including general or special, time or demand, provisional or final, but excluding customer related deposits or ERISA related funds) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured, provided that such Lender, Issuing Bank or Affiliate shall notify the Administrative Agent promptly after effecting such set-off, provided further that the Administrative Agent shall notify the Borrower of such set-off promptly after receiving such notice from such Lender, Issuing Bank or Affiliate. The rights of each Lender and Issuing Bank, and each of their respective Affiliates, under this Section are in addition to and shall not limit other rights and remedies (including other rights of set-off) that such Lender, Issuing Bank or Affiliate may have.
SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)     Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document or the Transactions, or for recognition or enforcement of any judgment related thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court and that a final judgment in any such action or proceeding shall be conclusive; provided that each of the parties hereto agrees that any such final judgment may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)     Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the Transactions in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.
SECTION 9.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.     Confidentiality; Non-Public Information. (a) The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, to its Approved Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority or any other regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Administrative Agent, such Issuing Bank or such Lender shall (except with respect to any audit or examination conducted by any Governmental Authority), to the extent practicable and not prohibited by law, inform the Borrower promptly thereof prior to such disclosure, (iv) to any other party to this Agreement, (v) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent, the Issuing Banks or the Lenders against the Borrower under this Agreement or any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit insurance provider relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent, such Issuing Bank or such Lender is aware or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower other than as a result of a breach of this Section of which the Administrative Agent, such Issuing Bank or such Lender is aware. In addition, the Administrative Agent, each Issuing Bank and each Lender may disclose the existence of this Agreement and the amount of the respective Revolving Commitment of the Administrative Agent, such Issuing Bank or such Lender under this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, any Issuing Bank or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Revolving Commitments. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower other than as a result of a breach of this Section of which the Administrative Agent, such Issuing Bank or such Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)     Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non–public information concerning the Borrower and its Related Parties or the Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
(c)     All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Related Parties or the Borrower’s securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
SECTION 9.13.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.     Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)     The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.15.     Patriot Act. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Issuing Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 9.16.     No Fiduciary Relationship. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Lender, any Issuing Bank or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 9.17.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each such party acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)     the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[remainder of page intentionally blank; signature page is the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BROADRIDGE FINANCIAL SOLUTIONS, INC., as the Borrower,
by
/s/ Steven Rosenthal
Name: Steven Rosenthal
Title: Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, a Lender and a Swingline Lender,
by
/s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: Bank of America, N.A.,
by
/s/ Rodney Beeks
Name: Rodney Beeks
Title: Associate

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: BNP PARIBAS, as Lender and Issuing Bank,
by
/s/ Michael A. Kowalezuk
Name: Michael A. Kowalezuk
Title: Managing Director

by
/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: TD Bank, N.A.,
by
/s/ Matt Waszmer
Name: Matt Waszmer
Title: Senior Vice President

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: Bank of Toyko-Mitsubishi UFJ, LTD., as Lender and Issuing Bank
by
/s/ Oscar Cortez
Name: Oscar Cortez
Title: Director

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: WELLS FARGO BANK N.A.,
by
/s/ John Kieffer
Name: John Kieffer
Title: Vice President

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: U.S. Bank National Association,
by
/s/ Christopher Catucci
Name: Christopher Catucci
Title: Vice President

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: Barclays Bank PLC,
by
/s/ Christopher Aitkin
Name: Christopher Aitkin
Title: Assistant Vice President

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: BANK OF MONTREAL, acting through its Chicago Branch, by
/s/ Randon Gardley
Name: Randon Gardley
Title: Vice President

SIGNATURE PAGE TO BROADRIDGE FINANCIAL SOLUTIONS, INC.
CREDIT AGREEMENT

Name of Lender (including, if such Lender is an Issuing Bank or a Swingline Lender, in its capacity as such):

Lender: Morgan Stanley Bank N.A.,
by
/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Exhibit A-1
To Credit Agreement

Form of Competitive Bid Request
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below,
383 Madison Avenue
New York, NY 10179
Attention: Tina Ruyter
With a copy to:
500 Stanton Christiana Road, NCC5 / 1st Floor
Newark, DE, 19713-2107
Attention of James Campbell

[Date]
Dear Ladies and Gentlemen:
The undersigned, Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower hereby requests(1), pursuant to Sections 2.04(a) and 2.04(b) of the Credit Agreement, Competitive Bids, and in that connection sets forth below the terms on which such Competitive Bids are requested to be made:
__________
1) This Competitive Bid Request must be received by the Administrative Agent (a) in the case of a LIBO Rate Competitive Loan, not later than 10:00 a.m., New York City time, (i) four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (ii) five Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency, (b) in the case of a CDOR Rate Competitive Loan, not later than 10:00 a.m., London time, four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in Canadian Dollars and (c) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, (i) one Business Day before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (ii) three Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency.

(A)	Date of Competitive Borrowing (2)
(B)	Currency of Competitive Borrowing (3)
(C)	Principal amount of Competitive Borrowing (4)
(D)	Type of Competitive Borrowing (5)
(E)	Interest Period and the last day thereof (6)
(F)	[Interest Payment Date](7)
(G)	Location and number of account for disbursement

______________
2) Must be a Business Day.
3) Must be US Dollars or an Alternative Currency.

4) Must be an integral multiple of US$1,000,000 or 1,000,000 units of the applicable Alternative Currency with a US Dollar Equivalent on the date of the applicable Competitive Bid Request of at least US$25,000,000. Must be in an aggregate principal amount that will not result in (a) the aggregate Revolving Exposures plus the aggregate Competitive Loan Exposures exceeding the aggregate Revolving Commitments and (b) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.10(d) of the Credit Agreement, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date, the Competitive Loan Exposure attributable to Competitive Loans maturing after such Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date exceeding the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans and such Swingline Loans.
5) Either a LIBO Rate Borrowing, a CDOR Rate Borrowing or a Fixed Rate Borrowing.
6) Subject to the provisions of the definition of the term “Interest Period”, (a) in the case of a LIBO Rate or CDOR Rate Competitive Borrowing, the period commencing on the date such Borrowing is made and ending on the numerically corresponding day in the calendar month that is one to 12 months thereafter and (b) in the case of a Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 365 days) commencing on the date of such Borrowing and ending on the date specified by the Borrower. The Interest Period may not end after the Revolving Maturity Date.
7) In the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration, specify if interest to be paid at intervals of 90 days’ duration (as contemplated by the term “Interest Payment Date”) or otherwise.

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.02(a) and 4.02(b) of the Credit Agreement have been satisfied.
Very truly yours,

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by

Name:
Title:

Exhibit A-2
To Credit Agreement

Form of Notice of Competitive Bid Request
[Name of Lender]
[Address]
[Date]
Attention: [ ]
Dear Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower made a Competitive Bid Request on           , 20[ ], pursuant to Sections 2.04(a) and 2.04(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time](1).

(A)	Date of Competitive Borrowing
(B)	Currency of Competitive Borrowing
(C)	Principal Amount of Competitive Borrowing (2)
(D)	Type of Competitive Borrowing
(E)	Interest Period and the last day thereof
(F)	[Interest Payment Date]

1) The Competitive Bid must be received by the Administrative Agent (a) in the case of a LIBO Rate or CDOR Rate Competitive Loan, not later than 9:30 a.m., New York City time, (i) three Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (ii) four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency and (b) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, (i) on the day of a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in US Dollars and (ii) two Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in an Alternative Currency.
2) Aggregate principal amount that will not result in (a) the aggregate Revolving Exposures plus the aggregate Competitive Loan Exposures exceeding the aggregate Revolving Commitments and (b) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.10(d) of the Credit Agreement, the sum of the LC
Very truly yours,

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

_______________________

2) continued: Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date, the Competitive Loan Exposure attributable to Competitive Loans maturing after such Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date exceeding the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans and such Swingline Loans.

2

Exhibit A-3
To Credit Agreement

Form of Competitive Bid
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below,
383 Madison Avenue
New York, NY 10179
Attention: Tina Ruyter
With a copy to:
500 Stanton Christiana Road, NCC5 / 1st Floor
Newark, DE, 19713-2107
Attention of James Campbell
[Date]
Dear Ladies and Gentlemen:
The undersigned, [Name of Lender], refers to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned hereby makes a Competitive Bid pursuant to Section 2.04(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on            , 20[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)	Principal Amount (1)
(B)	Competitive Bid Rate (2)
(C)	Interest Period and last day thereof

___________________________
1) Must be an integral multiple of US$1,000,000 or 1,000,000 units of the applicable Alternative Currency the US Dollar Equivalent of which is equal to or greater than $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested.
2) i.e., LIBO Rate or CDOR Rate + or -   %, in the case of LIBO Rate or CDOR Rate Competitive Loans; or    %, in the case of Fixed Rate Loans.

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this Competitive Bid in accordance with Section 2.04(e) of the Credit Agreement.

Very truly yours,

[NAME OF LENDER],
by

Name:
Title:

Exhibit A-4
To Credit Agreement

Form of Competitive Bid Accept/Reject Letter

JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below,
383 Madison Avenue
New York, NY 10179
Attention: Tina Ruyter
With a copy to:
500 Stanton Christiana Road, NCC5 / 1st Floor
Newark, DE, 19713-2107
Attention of James Campbell
[Date]
Dear Ladies and Gentlemen:
The undersigned, Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
In accordance with Section 2.04(d) of the Credit Agreement, the Borrower has received a summary of the Competitive Bids made in response to the Competitive Bid Request dated     , 20[  ], and in accordance with Section 2.04(e) of the Credit Agreement, the Borrower hereby accepts the following Competitive Bids with an Interest Period ending on [date]:

Principal Amount	Currency	Fixed Rate/Margin	Lender
[%]/[+/-. %]

We hereby reject the following Competitive Bids:

Principal Amount	Currency	Fixed Rate/Margin	Lender
[%]/[+/-. %]

The aggregate principal amount of the Competitive Loans resulting from the acceptance of the Competitive Bids as set forth above should be deposited in JPMorgan Chase Bank, N.A. account number [             ].

Very truly yours,

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by

Name:
Title:

2

Exhibit B
To Credit Agreement

Form of Assignment and Assumption
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified below and the Assignee identified below. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any participations in Letters of Credit and Swingline Loans made under any such facilities, as applicable) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Broadridge Financial Solutions, Inc.

4. Administrative Agent:	JPMorgan Chase Bank, N.A.

5. Credit Agreement:
The Amended and Restated Credit Agreement dated as of February 6, 2017, among Broadridge Financial Solutions, Inc., a Delaware corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as it may be amended, supplemented, extended, restated or otherwise modified from time to time)

7. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned (1)	Percentage of Aggregate Commitments/Loans of all Lenders Assigned (2)
Revolving Facility - US Dollar Tranche	$	$	%
Revolving Facility - Multicurrency Tranche	$/[currency]	$/[currency]	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Subsidiaries and its and their securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor
by

Name:
Title:

[NAME OF ASSIGNEE], as Assignee(3)
by

Name:
Title:

1) Must comply with the minimum assignment amounts set forth in Section 9.04(c)(i) of the Credit Agreement.

2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under the applicable facility.

3)The Assignee must deliver to the Borrower all applicable Tax forms required to be delivered by it under Section 2.18(f) of the Credit Agreement.

[Consented to and] Accepted by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

[Consented to by:]

[NAME OF EACH ISSUING BANK,] (4)
by

Name:
Title:

[NAME OF EACH SWINGLINE LENDER,] (5)
by

Name:
Title:

[BROADRIDGE FINANCIAL SOLUTIONS, INC.,] (6)
by

Name:
Title:

4) Required in the case of any assignment of all or any portion of a US Dollar Tranche Revolving Commitment or any Lender’s obligations in respect of its LC Exposure. Prepare a separate signature block for each Issuing Bank.

5) Required in the case of any assignment of all or any portion of a US Dollar Tranche Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure. Prepare a separate signature block for each Swingline Lender.

6) No consent of the Borrower is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or, if an Event of Default has occurred and is continuing, to any other assignee.

Annex 1
To Assignment and Assumption

Broadridge Financial Solutions, Inc. Credit Agreement
Standard Terms And Conditions For
Assignment And Assumption
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof (or, if prior to the first such delivery, referred to in Section 3.04 thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis, and its decision to enter into this Assignment and Assumption and to purchase the Assigned Interest is made independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (v) if it is a Lender that is a US Person, attached to this Assignment and Assumption is IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date. The Assignor and the

Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C
To Credit Agreement

Form of Issuing Bank Agreement
ISSUING BANK AGREEMENT (this “Agreement”) dated as of [     ], [ ], between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), and the financial institution identified on the signature pages hereto as the Issuing Bank The Issuing Bank must be a US Dollar Tranche Revolving Lender under the Credit Agreement. (the “Issuing Bank”).
Reference is made to the Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Borrower and the Issuing Bank desire to enter into this Agreement in order to provide for Letters of Credit to be issued by the Issuing Bank as contemplated by the Credit Agreement. Accordingly, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement. The provisions of Section 1.03 of the Credit Agreement shall apply to this Agreement as though set forth herein, mutatis mutandis.
SECTION 2. Appointment as an Issuing Bank. The Issuing Bank hereby agrees to be an “Issuing Bank” under the Credit Agreement and, subject to the terms and conditions of the Credit Agreement, to issue Letters of Credit under the Credit Agreement.
SECTION 3. No Assignment. The Issuing Bank may not assign its commitment to issue Letters of Credit under the Credit Agreement without the consent of the Borrower and prior notice to the Administrative Agent. In the event of an assignment by the Issuing Bank of all its other interests, rights and obligations under the Credit Agreement in accordance with Section 9.04, then the Issuing Bank’s commitment to issue Letters of Credit thereunder shall terminate unless the Issuing Bank, the Borrower and the Administrative Agent otherwise agree.
SECTION 4. Effectiveness. This Agreement shall not be effective until counterparts hereof executed on behalf of each of the Borrower and the Issuing Bank have been delivered to and accepted by the Administrative Agent.
SECTION 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by

Name:
Title:

[ISSUING BANK],
by

Name:
Title:

Accepted:

JPMORGAN CHASE BANK N.A., as Administrative Agent,
by

Name:
Title:

Exhibit D
To Credit Agreement
Form of Promissory Note
New York, New York
[Date]
For value received, Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), promises to pay to [name of Lender] (the “Lender”) (a) the unpaid principal amount of each Loan made by the Lender to the Borrower under the Credit Agreement referred to below, when and as due and payable under the terms of the Credit Agreement, and (b) interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the currencies and to the accounts specified in the Credit Agreement, in immediately available funds.
All Loans made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This note is one of the promissory notes issued pursuant to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not defined herein have the meanings ascribed to them in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this note. This note and the Loans evidenced hereby may be transferred in whole or in part only by the registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 9.04(e) of the Credit Agreement.
This note shall be governed by and construed in accordance with the laws of the State of New York.

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by

Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

EXHIBIT E-1
To Credit Agreement

[FORM OF]
U.S. TAX CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E-2
To Credit Agreement

[FORM OF]
U.S. TAX CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect applicable partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect applicable partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect applicable partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E-3
To Credit Agreement

[FORM OF]
U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E-4
To Credit Agreement

[FORM OF]
U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2017 (as it may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect applicable partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect applicable partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect applicable partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:
Date: ________ __, 20[ ]

105